Exhibit 10.34

STOCK OPTION AGREEMENT

(David C. Fogg)

This STOCK OPTION AGREEMENT dated as of November 1, 2002 is between TWI HOLDINGS, INC., a Delaware corporation (the “Company”), and DAVID C. FOGG (the “Optionee”).

WHEREAS, the Optionee has been retained as an employee of the Company or one of its Subsidiaries; and

WHEREAS, the Company desires to create an incentive for the Optionee by granting him an option to purchase shares of the Company’s Class B-1 Common Stock (as defined below) upon certain terms and conditions;

NOW THEREFORE, the Optionee and the Company agree as follows:

1. Definitions. As used herein, the following terms have the meanings set forth below:

“Act” means the Securities Act of 1933, as amended.

“Board” means the Board of Directors of the Company.

“By-Laws” means the Company’s By-Laws and all amendments thereto.

“Cause” means the determination by the Board that any one or more of the following has occurred:

(i) the Optionee shall have committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any Subsidiary, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the business of the Company or any Subsidiary; or

(ii) the Optionee shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude; or

(iii) the Optionee shall have been chronically absent from work (excluding vacations, illnesses, Disability or leaves of absence approved by the Company or any Subsidiary); or

(iv) the Optionee shall have materially breached any one or more of the provisions of this Agreement or the Stockholder Agreement, and, in any such case, such breach shall have continued for a period of fifteen (15) days after written notice to the Optionee specifying such breach in reasonable detail; or

(v) the Optionee shall have refused, after explicit written notice, to obey any lawful resolution of or direction by the Board or the board of directors of any Subsidiary employing the Optionee which is consistent with his duties as an employee; or

(vi) the Optionee shall have engaged in the unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any Subsidiary;

provided, that if at any time the Optionee is party to a written employment agreement with the Company or any Subsidiary, then “Cause” shall mean anything constituting “Cause” for termination under such employment agreement.

“Charter” means the Company’s Certificate of Incorporation and all amendments thereto.

“Class B Common Stock” means, collectively, the Company’s Class B-1 Common Stock and the Company’s Class B-2 Common Stock.

“Class B-1 Common Stock” means the Company’s Class B-1 Voting Common Stock, $0.01 par value per share.

“Class B-2 Common Stock” means the Company’s Class B-2 Non-Voting Common Stock, $0.01 par value per share.

“Disability” means the certification by an independent medical doctor (selected by the Company’s health or disability insurer) that the Optionee has been disabled in a manner which renders such Optionee unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Any refusal by the Optionee to submit to a medical examination requested by the Company for the purpose of certifying Disability hereunder shall be deemed to constitute conclusive evidence of the Optionee’s Disability.

“Disposition Event” has the meaning specified in the Charter.

“Good Reason” means the occurrence of any of the events or conditions described in clauses (a) or (b) below which is not corrected by the Company or any Subsidiary employing the Optionee within thirty (30) days after receiving written notice from the Optionee (provided that such notice is given within ninety (90) days of the first occurrence of the event described in such notice):

(a) relocation of the Optionee’s principal workplace over 60 miles from the Company’s existing workplaces without the consent of the Optionee (which consent shall not be unreasonably withheld, delayed or conditioned); or

(b) a material breach by the Company or any Subsidiary employing the Optionee of any written employment agreement with the Optionee which is not cured within 30 days after receipt by the Company or such Subsidiary of written notice of such breach.

provided, that if at any time the Optionee is party to a written employment agreement with the Company or any Subsidiary which includes a definition of “Good Reason”, then “Good Reason” shall mean anything constituting “Good Reason” for resignation under such employment agreement.

“Initial Termination Percentage” means, with respect to any Termination of Employment prior to the first anniversary of the date hereof (other than for Cause or by resignation without Good Reason), a fraction, the numerator of which is the number of days (not to exceed 364) between the date hereof and the date of such Termination of Employment and the denominator of which is 365.

“Option” has the meaning specified in Section 2 hereof.

“Option Price” has the meaning specified in Section 3 hereof.

“Optioned Shares” has the meaning specified in Section 2 hereof.

“Plan” means the Company’s 2002 Stock Option Plan attached hereto as Exhibit A.

“Qualified Public Offering” means the Company’s underwritten public offering pursuant to an effective registration statement under the Act, covering the offer and sale of shares of Class B Common Stock in which not less than $25,000,000 of gross proceeds from such public offering are received by the Company for the account of the Company.

“Quarterly Termination Percentage” means, with respect to any Termination of Employment after the first anniversary of the date hereof but prior to the fourth anniversary of the date hereof (other than for Cause or by resignation without Good Reason), a fraction, the numerator of which is the number of days (not to exceed 89) between the most recent Quarterly Vesting Date prior to the date of such Termination of Employment and the denominator of which is 90; provided that if such Termination of Employment takes place on a Quarterly Vesting Date, the Quarterly Termination Percentage shall be zero (0).

“Quarterly Vesting Date” means February 1st, May 1st, August 1st and November 1st of each year beginning with February 1, 2004 and ending with November 1, 2006.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 1, 2002, among the Company and its stockholders, as amended and in effect from time to time.

“Repurchase Agreement” means the Stock Repurchase Agreement to be executed between the Optionee and the Company, substantially in the form attached hereto as Exhibit B.

“Stockholder Agreement” means the Stockholder Agreement, dated as of November 1, 2002, among the Company and its stockholders, as amended and in effect from time to time.

“Subsidiary” means, with respect to the Company, any corporation, a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by the Company or by a Subsidiary of the Company, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

“Termination Date” means the date of any Termination of Employment.

“Termination of Employment” means the termination of the Optionee’s employment with the Company or its Subsidiaries for any reason, including without limitation, for resignation, death or Disability and whether or not for Cause.

“Unvested Optioned Shares” has the meaning specified in Section 5(a) hereof.

“Vested Optioned Shares” has the meaning specified in Section 5(a) hereof.

2. Optioned Shares. Subject to the terms and conditions set forth herein and pursuant to the Plan, the Company grants to the Optionee an option (the “Option”) to purchase from the Company all or any part of a total of 1,604 shares of Class B-1 Common Stock (the “Optioned Shares”). This Option is to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code, as amended.

3. Price. The price to be paid for the Optioned Shares shall be $800.00 per Optioned Share (the “Option Price”).

4. Duration of Option.

(a) Subject to paragraph (b) hereof, the Option shall terminate on the earliest to occur of:

(i) November 1, 2012,

(ii) if the Optionee’s employment with the Company or any Subsidiary is terminated by the Company or such Subsidiary for Cause at any time, the date on which such termination occurs,

(iii) if the Optionee’s employment with the Company or any Subsidiary is terminated by reason of the death or Disability of the Optionee, the first anniversary of the date on which such termination occurs,

(iv) if the Optionee’s employment with the Company or any Subsidiary is terminated by reason of the Optionee’s resignation (whether with or without Good Reason) or by the Company or such Subsidiary without Cause, the 90th day following the date on which such termination occurs, and

(v) the day after the completion of the first Disposition Event (other than a Qualified Public Offering) to occur after the date hereof.

(b) If this Option has not earlier terminated pursuant to paragraph (a) above, in the event that the Optionee’s employment with the Company or any Subsidiary is terminated for any reason (other than for Cause), (i) the Option, with respect to any Unvested Optioned Shares as of the Termination Date, shall irrevocably expire and the Optionee shall not have any right to purchase such Unvested Optioned Shares and (ii) the Optionee shall have the right to exercise the Option, with respect to any Vested Optioned Shares as of the Termination Date, at any time prior to the termination thereof pursuant to paragraph (a) above.

5. Exercise of Option.

(a) Optioned Shares. The Optionee shall have the right to exercise this Option for all or a portion of the Optioned Shares which have become Vested Optioned Shares as of the date of exercise in accordance with this paragraph (a). Initially, none of the Optioned Shares shall be considered “Vested Optioned Shares” and all of the Optioned Shares shall be considered “Unvested Optioned Shares”. On the first anniversary of the date hereof prior to a Termination of Employment, 25% of the Optioned Shares shall become “Vested Optioned Shares”, and on each Quarterly Vesting Date thereafter prior to a Termination of Employment, 6.25% of the Optioned Shares shall become “Vested Optioned Shares”, such that all of the Optioned Shares shall be Vested Optioned Shares as of and after November 1, 2006 if a Termination of Employment does not occur prior to such date. Upon the occurrence of a Disposition Event (other than a Qualified Public Offering) prior to a Termination of Employment, 50% of the then Unvested Optioned Shares shall become Vested Optioned Shares. No Optioned Shares which have not already become Vested Optioned Shares shall become Vested Optioned Shares upon or after the Termination of Employment for any reason; provided, that (i) in the event of a Termination of Employment prior to the first anniversary of the date hereof (other than for Cause or by reason of the Optionee’s resignation without Good Reason), then the number of Optioned Shares equal to (x) the Initial Termination Percentage multiplied by (y) 25% of the Optioned Shares shall become Vested Optioned Shares as of the Termination Date; and (ii) in the event of a Termination of Employment after the first anniversary of the date hereof and prior to the fourth anniversary of the date hereof (other than for Cause or by reason of the Optionee’s resignation without Good Reason), then the number of Optioned Shares equal to (x) the Quarterly Termination Percentage multiplied by (y) 6.25% of the Optioned Shares shall become Vested Optioned Shares as of the Termination Date.

(b) Manner of Exercise. Exercise of the Option may be effected in the manner specified in Section 11 of the Plan.

(c) Payment of Withholding Taxes. Whenever any Optioned Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such Optioned Shares.

(d) Notice of Disposition Event. The Company agrees to give the Optionee ten (10) day’s prior notice (to the extent the Company has knowledge of such Disposition Event) of the first Disposition Event to occur after the date hereof.

6. Restriction Against Transfer of Option. During the Optionee’s lifetime, the Option may be exercised only by the Optionee. Except for a transfer of the Option to the Optionee’s spouse, children or grandchildren by will or operation of law after the Optionee’s death, the Option and all rights granted hereunder may not be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any transfer of the Option in violation of this Section 6 shall be void and will result in the immediate termination of the Option.

7. Incorporation of Plan Terms. This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to the limitations on the Company’s obligation to deliver Optioned Shares upon exercise set forth in Section 12 (Restrictions on Issue of Shares), Section 13 (Purchase for Investment; Subsequent Registration) and Section 14 (Withholding; Notice of Disposition of Stock Prior to Expiration of Specified Holding Period).

8. Limitation of Rights in Optioned Shares. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Optioned Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued therefor and delivered to the Optionee. All Class B-1 Common Stock issued pursuant to the Option shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Charter or the By-Laws of the Company and (to the extent applicable) the restrictions on transfer and other terms of the Stockholder Agreement. In the event that the Optionee is required to execute and deliver the Repurchase Agreement as set forth below, all Class B-1 Common Stock issued pursuant to the Option shall be deemed to be, and the Optionee hereby agrees that all such shares of Class B-1 Common Stock are and shall be, Shares under and as defined in the Repurchase Agreement and subject to all of the repurchase provisions and other restrictions imposed by the Repurchase Agreement. In connection with the exercise of the Option, the Optionee agrees that he will execute and deliver to the Company as a condition to the exercise of the Option (i) if a Qualified Public Offering has not occurred, an Instrument of Accession making the Optionee a party to the Stockholder Agreement (to the extent that the Optionee is not already a party thereto), (ii) if a Qualified Public Offering has not occurred and the Termination of Employment has not occurred, a copy of the Repurchase Agreement and (iii) an Instrument of Accession making the Optionee a party to the Registration Rights Agreement (to the extent that the Optionee is not already a party thereto).

9. Governing Law. This Agreement is being delivered and is intended to be performed in the State of Delaware and shall be construed and enforced in accordance with the laws of such state.

10. Successors and Assigns. This Agreement shall be binding upon any successor or assign of either the Company or the Optionee, and upon any executor, administrator, trustee, guardian, or other legal representative of the Optionee.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TWI HOLDINGS, INC.

By:	/S/ ROBERT B. TRUSSELL, JR.
	Title:	CEO

/S/ DAVID C. FOGG
David C. Fogg

Address:	3085 Paris Pike
Lexington, KY 40511